Exhibit 99.1

WisdomTree Announces Pricing of Offering of $525.0 Million of Convertible Senior Notes, Related Exercise of $78.75 Million Greenshoe and Concurrent Exchanges of 2026 Notes and 2029 Notes

Exchanges Consist of:

•	$75.0 Million of the 3.25% Convertible Senior Notes due 2026
•	$275.0 Million of the 3.25% Convertible Senior Notes due 2029

NEW YORK, NY March 24, 2026 (BUSINESS WIRE) – WisdomTree, Inc. (NYSE: WT) (“WisdomTree”), a global financial innovator, today announced the pricing of its offering of $525.0 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). WisdomTree also has granted the initial purchasers of the notes an option to purchase up to an additional $78.75 million aggregate principal amount of the notes, which the initial purchasers exercised in full. The sale of the full $603.75 million aggregate principal amount of notes to the initial purchasers is expected to settle on March 30, 2026, subject to customary closing conditions, and to result in approximately $591.2 million in net proceeds to WisdomTree after deducting the initial purchasers’ discount and estimated offering expenses payable by WisdomTree.

WisdomTree intends to use approximately $200.0 million of the net proceeds from the offering to pay the closing consideration for its previously announced acquisition of Atlantic House Holdings Limited (the “Acquisition”); approximately $302.7 million of the net proceeds from the offering to pay the cash consideration to exchange its 3.25% convertible senior notes due 2029 (the “2029 notes”) in the notes exchange transactions, as described below; and the remainder of the net proceeds from the offering, if any, for working capital and other general corporate purposes, which may include the repayment of indebtedness, including under its 3.25% convertible senior notes due 2026 (the “2026 notes”), the remainder of its 2029 notes and its 4.625% convertible senior notes due 2030 (the “2030 notes”). If the Acquisition is not consummated, WisdomTree intends to use the proceeds it would have otherwise used to finance the Acquisition for general corporate purposes as described above.

Key terms of the notes are as follows:

•	Maturity in 5 years – October 1, 2031, unless earlier converted, repurchased or redeemed.

•	Interest rate of 4.50% – The notes will bear interest at a rate of 4.50% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2031.

•	Conversion price of $21.58 – The notes will be convertible at an initial conversion rate of 46.3306 shares of WisdomTree’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $21.58 per share, which represents a conversion premium of approximately 60% to the last reported sale price of $13.49 per share of WisdomTree’s common stock on The New York Stock Exchange on March 23, 2026).

•	Conversion – Prior to July 1, 2031, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

•	Cash settlement of principal amount – Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted. At its election, WisdomTree will also settle its conversion obligation in excess of the aggregate principal amount of the notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock.

•	Redemption price of $28.06 – WisdomTree may redeem for cash all or any portion of the notes, at its option, on or after April 6, 2028 and on or prior to the 45th scheduled trading day immediately preceding the maturity date, if the last reported sale price of WisdomTree’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which WisdomTree provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which WisdomTree provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date.

•	Limited investor put rights – Holders of the notes will have the right to require WisdomTree to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain change of control transactions or liquidation, dissolution or common stock delisting events (collectively “fundamental changes”).

•	Conversion rate increase in certain customary circumstances – WisdomTree will also be required to increase the conversion rate for holders who convert their notes in connection with fundamental changes and certain other corporate events or convert their notes called for redemption (or deemed called for redemption) following delivery by WisdomTree of a notice of redemption, in either case, in certain circumstances.

When issued, the notes will be WisdomTree’s senior unsecured obligations, and will rank equal in right of payment to the 2026 notes, the 2029 notes and the 2030 notes.

Concurrently with the pricing of the notes in the offering, WisdomTree entered into separate, privately negotiated transactions with certain holders of: (i) its 2026 notes to exchange $75.0 million in aggregate principal amount of the 2026 notes for approximately 6.81 million shares of its common stock, and approximately $0.7 million in cash in respect of accrued and unpaid interest on such 2026 notes; and (ii) its 2029 notes to exchange $275.0 million in aggregate principal amount of the 2029 notes for approximately $302.7 million in cash and approximately 4.19 million shares of its common stock, and approximately $1.1 million in cash in respect of accrued and unpaid interest on such 2029 notes (each, a “notes exchange transaction” and together, the “notes exchange transactions”). WisdomTree anticipates recognizing a one-time loss on extinguishment of approximately $105.0 million in connection with these transactions.

WisdomTree expects that holders of the 2029 notes who agreed to have their 2029 notes exchanged and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying WisdomTree’s shares of common stock and/or entering into or unwinding various derivative transactions with respect to WisdomTree’s shares of common stock. The amount of common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of WisdomTree’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of WisdomTree’s common stock, including concurrently with the pricing of the notes offered in the offering. WisdomTree cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered in the offering or WisdomTree’s common stock.

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The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell or exchange nor a solicitation of an offer to buy or exchange any of these securities and shall not constitute an offer, solicitation, exchange or sale in any jurisdiction in which such offer, solicitation, exchange or sale is unlawful.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, private market investments and digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access and transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our institutional platform, WisdomTree Connect™, and blockchain-native digital wallet, WisdomTree Prime®*, and have expanded into private markets through the acquisition of Ceres Partners’ U.S. farmland platform.

* The WisdomTree Connect institutional platform and WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business.

WisdomTree currently has approximately $150.8 billion in assets under management globally, inclusive of assets managed by Ceres Partners, LLC as of the last reportable period.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through WisdomTree Connect and the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the timing and closing of the offering of the notes, the expected use of the proceeds from the sale of the notes (including to finance the Acquisition), the consummation of the Acquisition, and the potential effects of the notes exchange transactions on WisdomTree’s common stock and the market price for the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent reports filed with or furnished to the Securities and Exchange Commission.

Contact Information:

Investor Relations

Jeremy Campbell

+1.917.267.3859

jeremy.campbell@wisdomtree.com

Media Relations

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

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